Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

INFUSYSTEM HOLDINGS, INC.

2014 EQUITY PLAN

Restricted stock units are hereby granted to Richard A. DiIorio (the “Participant”) by InfuSystem Holdings, Inc., a Delaware corporation (the “Company”) pursuant to this Restricted Stock Unit Agreement (this “Agreement”). The restricted stock units granted pursuant to this Agreement (the “RSUs”) are subject to the terms and conditions of the InfuSystem Holdings, Inc. 2014 Equity Plan, as amended (the “Plan”), the receipt of which is hereby acknowledged by the Participant. Any capitalized terms that are not defined in this Agreement have the meaning set forth in the Plan.

1.	Number of RSUs. The number of RSUs granted pursuant to this Agreement is 20,000 units (the “Award”).

2.	Grant Date. The date of the grant of the RSUs is August 24, 2020.

3.	Consideration. The Award is made in consideration of the services to be rendered by the Participant to the Company.

4.

Vesting. Except as otherwise provided herein, provided that the Participant remains continuously employed by the Company through the date on which the RSUs vest (the “Vesting Date”), the RSUs will vest in accordance with the following schedule.

No. of RSUs	Vesting Date
10,000	One year from date of grant
10,000	Two years from date of grant

5.

Share Issuance upon Vesting. Each vested RSU will be settled by issuance to the Participant of one (1) share of InfuSystem Common Stock (“Share”) as soon as practicable following the Vesting Date, but in no event later than the close of the quarter in which such vesting occurs. Notwithstanding the foregoing, if the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the vested RSUs upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, settlement of the vested RSUs will be delayed until the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

6.

Change in Control. Notwithstanding any of the foregoing, upon the occurrence of a Change in Control (as defined below), any unvested RSUs shall vest as of the date of the Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control (as defined below), the Committee will take or cause to be taken one or more of the following actions to be effective as of the date of the Change in Control:

(a)

provide that the RSUs shall be assumed, or equivalent equity compensation shall be substituted (“Substitute Equity”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the exercise of the Substitute Equity will constitute securities registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”), or such securities will be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of the Substitute Equity do not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control transaction a cash payment for the RSUs surrendered equal to the fair market value of the consideration to be received for each Share in the Change in Control transaction times the number of Shares subject to the surrendered RSUs; or

(b)

in the event of a transaction under the terms of which the holders of the Shares of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each Share exchanged in the Change in Control transaction, to make or to provide for a cash payment to Participant equal to the Merger Price times the number of Shares under the RSUs.

For purposes of this Agreement, the term “Change in Control” means: (a) the sale of all or substantially all of the assets of the Company; (b) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (c) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

7.

Termination of Service. Should the Participant’s employment cease or terminate for any reason (including death) prior to vesting of any of the RSUs subject to this Agreement, then the Award will be immediately cancelled with respect to those RSUs that remain unvested as of the date of such termination.

8.

Restrictions on Transferability. Until such time as the RSUs are settled in accordance with Section 4 of this Agreement, the RSUs or any rights related thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or any rights related thereto will be wholly ineffective and, if any such attempt is made, the RSUs will be forfeited by the Participant and all of the Participant’s rights to the RSUs will immediately terminate without any payment or consideration by the Company.

9.

Rights as a Stockholder and Dividend Equivalents. The Participant will not have any rights of a stockholder with respect to Shares underlying the RSUs (including, without limitation, any voting rights or any right to dividends paid with respect to the Shares underlying the RSUs). The Participant will not be entitled to any dividend equivalents with respect to RSUs to reflect any dividends payable on Shares, except as required to allow for any adjustments to outstanding Shares made pursuant to Section 7 of the Plan.

10.

Securities Law Compliance. Notwithstanding anything herein to the contrary, vested RSUs may not be settled for Shares unless such Shares are registered under the Securities Act of 1933, as amended, or, if such Shares are not so registered, the Compensation Committee of the Board has determined that such exercise and issuance would be exempt from the registration requirements of such Act. The settlement of the RSUs for Shares also must comply with other applicable laws and regulations governing the Award, and the Award may not vest if the Company determines that such vesting or settlement would not be in material compliance with such laws and regulations.

11.

Withholding. The vesting of any part of the Award constitutes authorization for the Company to withhold from payroll and other amounts due the Participant, including, if elected by the Participant, from the Shares otherwise issuable upon the vesting of the Award, and any amounts required to satisfy any federal, state or local tax withholding obligation that may arise in connection with the Award. The Award may not be exchanged for Shares unless all such tax withholding obligations are satisfied. The Participant may elect to have the Company reduce the number of Shares otherwise issuable by the number of whole Shares, rounded down, with a Market Value equal to or less than the amount of the withholding tax due. The Company will withhold any remaining withholding tax due from other payments owed to the Participant.

12.

Code Section 409A. This Agreement is intended to comply with Code Section 409A or an exemption thereunder and is to be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided under this Agreement comply with Section 409A of the Code and the Company will not be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

13.

RSUs Subject to the Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to this Award may be contained in the Plan.

14.

Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

INFUSYSTEM HOLDINGS, INC. By: /s/ Scott Shuda Name: Scott Shuda Title: Chairman of the Board

/s/ Richard A. DiIorio Richard A. DiIorio, Participant

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